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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-209888

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 3, 2016)

43,541,667 Shares

Intrepid Potash, Inc.

Common Stock

        We are offering 43,541,667 shares of our common stock, par value $0.001 per share.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "IPI." On March 14, 2017, the last reported sale price of our common stock as reported on the NYSE was $1.43 per share.

        Robert P. Jornayvaz III, our Executive Chairman, President and Chief Executive Officer, Hugh E. Harvey, Jr., our Executive Vice Chairman, and J. Landis Martin, a member of our Board of Directors, have agreed to purchase, directly or through one or more affiliated entities, up to an aggregate of 12,600,000 shares of common stock issued and sold in this offering.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and on page 1 of the accompanying base prospectus.

        None of the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public Offering Price	$1.20	$52,250,000.40

Underwriting Discounts and Commissions(1)	$0.0463	$2,015,979.18

Proceeds, before expenses, to us	$1.1537	$50,234,021.22

(1)
See "Underwriting" for a description of compensation payable to the underwriter.

        We have granted the underwriter an option to purchase up to an additional 6,531,250 shares from us at the price set forth above within 30 days from the date of this prospectus supplement.

        Delivery of the shares of common stock is expected to be made on or about March 21, 2017.

Sole Book-Running Manager

Cantor Fitzgerald & Co.

The date of this prospectus supplement is March 15, 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus are part of a universal shelf registration statement on Form S-3 that we initially filed with the Securities and Exchange Commission (the "SEC") on March 2, 2016 and that was declared effective by the SEC on June 3, 2016. Under the shelf registration process, we may offer and sell securities in one or more offerings from time to time. In the accompanying base prospectus, including the documents incorporated by reference, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement, some of which may not apply to our common stock or this offering. This prospectus supplement describes the specific details regarding this offering, including the price, the number of shares of our common stock being offered and the risks of investing in our common stock. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See "Incorporation of Certain Information by Reference."

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus we may provide you in connection with this offering. If any information varies between this prospectus supplement, the accompanying base prospectus or documents incorporated by reference herein prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference are accurate as of any date subsequent to their respective dates.

        The information contained in this prospectus supplement and the accompanying base prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock by us or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates.

Trademarks, Service Marks and Trade Names

        We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain or incorporate by reference trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this prospectus supplement and the documents incorporated by reference into this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks, and trade names presented or incorporated by reference into this prospectus supplement may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

S-ii

 Certain Terms Used in This Prospectus Supplement

        Unless the context otherwise requires, the following definitions apply throughout this prospectus supplement:

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  "Intrepid," "our," "we," or "us" means Intrepid Potash, Inc. and its consolidated subsidiaries.

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  "East," "North," and "HB" mean our three operating facilities in Carlsbad, New Mexico. "Moab" means our operating facility in Moab, Utah. "Wendover" means our operating facility in Wendover, Utah. "West" means our previous operating facility in Carlsbad, New Mexico, which was placed in care-and-maintenance mode in mid-2016.

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  "Ton" means a short ton, or a measurement of mass equal to 2,000 pounds.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with it. This permits us to disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents (other than information furnished and not deemed "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that we have filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on April 4, 2016; and

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  the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on April 16, 2008.

        In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement, shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, telephone number (303) 296-3006.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, among other things. In some cases, you can identify these statements by forward-looking words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict" and "continue." Forward-looking statements are only predictions based on our current knowledge, expectations, and projections about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions which include, but are not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference in this prospectus supplement, and the risk factors included in this prospectus supplement and in any documents incorporated by reference herein. Forward-looking statements include statements relating to, among other things:

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  our growth strategies;

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  volatility of potash and Trio® prices and factors impacting such prices;

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  our liquidity and sufficiency of cash flow from operations, cash-on-hand and availability under our credit facility to fund our planned capital expenditures, operating expenses and repayment of debt;

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  variations from our assumptions with respect to our financial condition, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates;

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  fluctuations in supply and demand in the fertilizer market;

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  results from planned mining operations and production operations;

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  payment of dividends;

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  loss contingencies;

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  impact of lower or higher commodity prices and interest rates;

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  impact of global geopolitical and macroeconomic events;

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  amount and allocation of forecasted capital expenditures and plans for funding capital expenditures, operating expenses, repayment of debt and working capital requirements;

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  fair values and critical accounting estimates, including estimated asset retirement obligations;

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  implementation and impact of new accounting pronouncements;

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  factors impacting our ability to transport minerals;

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  potential for asset impairments and impact of impairments on financial statements;

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  ability to meet delivery and sales commitments; and

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  changes to production plans, operating costs and capital expenditures.

        Any or all forward-looking statements may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus supplement. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

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  the risk factors discussed in this prospectus supplement or any document we incorporate by reference;

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  our evaluation and assessment of potential strategic alternatives and any possible outcomes of that assessment;

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  our ability to consummate any strategic transaction on favorable terms or at all;

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  our ability to comply with the revised terms of our senior notes and our revolving credit facility, including the covenants in each agreement, to avoid a default under those agreements;

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  our ability to successfully execute on our plans to transition our sales model after the idling of our West facility and the transitioning of our East facility to Trio®-only production;

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  our ability to successfully identify and implement any opportunities to expand operations to include more by-products and non-potassium related products;

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  our ability to expand Trio® sales internationally and manage risks associated with international sales, including pricing pressure, increased competition and the availability of chemically similar alternatives;

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  changes in the price, demand, or supply of potash or Trio®;

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  the costs of, and our ability to successfully construct, commission and execute, any of our strategic projects;

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  declines or changes in agricultural production or fertilizer application rates;

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  further write-downs of the carrying value of our assets, including inventories;

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  circumstances that disrupt or limit our production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards and other unexpected events or problems;

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  changes in our reserve estimates;

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  currency fluctuations;

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  adverse changes in economic conditions or credit markets;

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  the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;

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  adverse weather events, including events affecting precipitation and evaporation rates at our solar solution mines;

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  increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;

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  changes in the prices of raw materials, including chemicals, natural gas, and power;

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  our ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;

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  declines in the use of potash products by oil and gas companies in their drilling operations;

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  interruptions in rail or truck transportation services, or fluctuations in the costs of these services;

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  our inability to fund necessary capital investments; and

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  other factors, most of which are beyond our control.

        We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 1 of the accompanying base prospectus and Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, for more information about important risks that you should consider before making a decision to invest in our common stock.

        Unless the context requires otherwise, references in this prospectus supplement to "Intrepid," "the "Company," "we," "us" and "our" refer to Intrepid Potash, Inc. and its direct and indirect subsidiaries on a consolidated basis.

 Intrepid Potash, Inc.

        We are the only producer of muriate of potash ("potash") in the United States, and we are one of two producers of langbeinite, which we market and sell as Trio®. Potash, or "muriate of potash" or "potassium chloride," is used as a fertilizer in agricultural markets worldwide. Potash is also used in oil and gas drilling and stimulation fluids and in animal feed. Langbeinite is a low-chloride potassium fertilizer that also contains sulfate and magnesium that is used primarily in magnesium and sulfur deficient soils and on crops that need a low-chloride source of potassium such as citrus, vegetable, sugarcane and palm. Langbeinite is also used as an animal feed supplement.

        We produce potash from three solar evaporation solution mining facilities: (i) our HB solution mine in Carlsbad, New Mexico, (ii) our solution mine in Moab, Utah and (iii) our brine recovery mine in Wendover, Utah. We also operate our North compaction facility in Carlsbad, New Mexico, which compacts and granulates product from our HB solution mine, and our conventional underground East mine in Carlsbad, New Mexico, which produces Trio®.

        We have a current estimated annual designed productive capacity of approximately 390,000 tons of potash from our solar evaporation solution mines. We also have an estimated annual designed productive capacity of 400,000 tons of Trio®.

        For the year ended December 31, 2016, we sold 681,000 tons of potash and 146,000 tons of Trio®. As of December 31, 2016, we had approximately 76,830,000 tons of estimated proven and probable potash reserves and 57,020,000 tons of estimated proven and probable langbeinite reserves.

Recent Developments

        Pursuant to the terms of our Amended and Restated Note Purchase Agreement, dated October 31, 2016, we agreed with our noteholders to engage a nationally-recognized investment bank to assess, evaluate, and assist in pursuing such potential strategic alternatives available to us as we determine to be appropriate. These potential strategic alternatives may include, without limitation, continuing our current operating plan, equity offerings or balance sheet restructurings, merger and acquisition opportunities, partnership or joint venture opportunities, entering into new or complementary businesses, or a sale of us or some or all of our assets.

        On December 15, 2016, we engaged Cantor Fitzgerald & Co., a nationally-recognized investment bank, to assess, evaluate and assist in pursuing potential strategic alternatives available to us, as we determine to be appropriate. These potential strategic alternatives could include, but are not limited to, continuing our current operating plan, equity offerings or balance sheet restructurings, merger and acquisition opportunities, partnership or joint venture opportunities, entering into new or complementary businesses, or a sale of Intrepid of some or all of our assets. This evaluation is ongoing, and there can be no assurance that any strategic alternative transaction will have the desired effect or otherwise be successful.

Corporate Information

        Our principal offices are located at 707 17th Street, Suite 4200, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Our website address is www.intrepidpotash.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement. See "Incorporation of Certain Information by Reference."

 The Offering

Issuer	Intrepid Potash, Inc.
Common stock offered by us	43,541,667 shares (50,072,917 shares if the underwriter exercises its option to purchase additional shares in full).
Common stock outstanding following the offering	119,381,665 shares (125,912,915 shares if the underwriter exercises its option to purchase additional shares in full).
Insider participation in the offering

Robert P. Jornayvaz III, our Executive Chairman, President and Chief Executive Officer, Hugh E. Harvey, Jr., our Executive Vice Chairman, and J. Landis Martin, a member of our Board of Directors, have agreed to purchase, directly or through one or more affiliated entities, up to an aggregate of 12,600,000 shares of common stock issued and sold in this offering.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $50.0 million, or $57.5 million if the underwriter exercises its option to purchase additional shares in full.

We intend to use the net proceeds from this offering to partially repay indebtedness outstanding under our senior notes and for general corporate purposes. See "Use of Proceeds."
Risk Factors

Investing in our common stock involves substantial risk. You should carefully consider the risk factors set forth or cross-referenced in the sections entitled "Risk Factors" beginning on page S-4 of this prospectus supplement and beginning on page 1 of the accompanying base prospectus, and the other information contained in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein, prior to making an investment in our common stock.

New York Stock Exchange symbol	"IPI."

        The number of shares of our common stock to be outstanding after the offering is based on 75,839,998 shares of common stock outstanding as of December 31, 2016, and excludes:

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  1,883,706 shares of common stock issuable upon exercise of outstanding options as of December 31, 2016 at a weighted average exercise price of $3.90 per share;

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  252,100 shares of common stock potentially issuable upon the vesting of performance stock units assuming maximum payout; and

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  3,531,418 shares of restricted stock not considered outstanding for financial statement purposes.

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of our common stock.

RISK FACTORS

        This section describes some, but not all, of the risks of investing in our common stock. The accompanying base prospectus also contains a "Risk Factors" section beginning on page 1 thereof. You should carefully consider these risks, in addition to the risk factors and other information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus, including matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, before making a decision whether to invest in our common stock. See "Incorporation of Certain Information by Reference." You should carefully review the factors discussed below and the cautionary statements referred to in "Cautionary Note Regarding Forward-Looking Statements." If any of the risks and uncertainties described below or incorporated by reference in this prospectus supplement actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

The price of our common stock may be volatile and you could lose all or part of your investment.

        The market price of our common stock has historically experienced, and may continue to experience, volatility. For example, since January 1, 2016, the market price of our common stock has ranged between $3.26 and $0.65. Such fluctuations may continue because of numerous factors, including:

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  factors relating to our evaluation and assessment of potential strategic alternatives;

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  our operating performance and the performance of our competitors;

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  the public's reaction to our press releases, other public announcements or filings with the SEC;

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  changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

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  variations in general economic, market, and political conditions;

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  changes in certain commodity prices or foreign currency exchange rates;

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  actions of our current stockholders, including sales of common stock by our directors and executive officers;

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  the arrival or departure of key personnel;

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  other developments affecting us, our industry, or our competitors; and

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  the other risks described in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016.

        Our financial position, our cash flows, our results of operations and our stock price could be materially adversely affected if commodity prices do not improve or decline further. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. Our stock price may experience extreme volatility due to uncertainty regarding commodity prices. These market fluctuations, regardless of the cause, may materially and adversely affect our stock price, regardless of our operating results.

        Our stock is currently listed on the New York Stock Exchange ("NYSE"). For continued listing, we are required to meet specified listing standards, including a minimum stock price, market capitalization, and stockholders' equity. If we are unable to meet the NYSE's listing standards, including the requirement that our common stock continue to trade at over $1.00 per share, the NYSE would delist our common stock. At that point, it is possible that our common stock could be quoted on the over-the-counter bulletin board or the pink sheets. This could have negative consequences, including reduced liquidity for stockholders; reduced trading levels for our common stock; limited availability of market quotations or analyst coverage of our common stock; stricter trading rules for brokers trading our common stock; and reduced access to financing alternatives for us. We also would be subject to greater state securities regulation if our common stock was no longer listed on a national securities exchange.

        Volatility of our common stock may make it difficult for you to resell shares of our common stock when you want or at attractive prices.

We do not anticipate paying cash dividends on our common stock.

        We currently intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our unsecured credit facility and other financing agreements at the time such a payment is considered.

Provisions in our charter documents and Delaware law may delay or prevent a third party from acquiring us.

        We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various barriers to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, our current certificate of incorporation and bylaws contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock. Among other things, these provisions provide for the following:

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  allow our board of directors to create and issue preferred stock with rights senior to those of our common stock without prior stockholder approval, except as may be required by applicable NYSE rules;

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  do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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  prohibit stockholders from calling special meetings of stockholders;

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  prohibit stockholders from acting by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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  require vacancies and newly created directorships on the board of directors to be filled only by affirmative vote of a majority of the directors then serving on the board;

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  establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

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  classify our board of directors so that only some of our directors are elected each year.

        These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price of the common stock they own.

We may issue additional securities, including securities that are senior in right of dividends, liquidation, and voting to our common stock, without your approval, which would dilute your existing ownership interests.

        Our board of directors may issue shares of preferred stock or additional shares of common stock without the approval of our stockholders, except as may be required by applicable NYSE rules. Our board of directors may approve the issuance of preferred stock with terms that are senior to our common stock in right of dividends, liquidation or voting. Our issuance of additional common shares or other equity securities of equal or senior rank will have the following effects:

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  our pre-existing stockholders' proportionate ownership interest in us will decrease;

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  the relative voting strength of each previously outstanding common share may be diminished; and

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  the market price of the common stock may decline

Future sales of our common stock, or the perception that future sales may occur, could depress our common stock price.

        Sales of a substantial number of shares of our common stock by us or our directors and officers, including related to our exploration of strategic alternatives, or the perception that these sales may occur, could depress the market price of our common stock. We cannot predict the effect, if any, that future sales of shares of our common stock would have on the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock or if our operating results do not meet their expectations, our stock price could decline.

        The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of Intrepid or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover Intrepid downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.

Risks Related to Our Business

        In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our annual and quarterly reports and other documents we file with the SEC and are incorporated by reference herein. You should carefully consider these risks before investing in our common stock. See "Incorporation of Certain Information by Reference."

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $50.0 million (or $57.5 million if the underwriter exercises its option to purchase additional shares in full).

        We intend to use the net proceeds from this offering (i) to repay $17.8 million aggregate principal amount of our Senior Notes due 2020 (the "Series A Senior Notes"), $10.85 million aggregate principal amount of our Senior Notes due 2023 (the "Series B Senior Notes") and $10.85 million aggregate principal amount of our Senior Notes due 2025 (the "Series C Senior Notes") and (ii) the remaining $10.5 million for general corporate purposes (and any applicable make-whole payments associated with the partial repayment of our senior notes).

        As of December 31, 2016, we had outstanding $54 million aggregate principal amount of Series A Senior Notes bearing interest at 7.73%, $40.5 million aggregate principal amount of Series B Senior Notes bearing interest at 8.63% and $40.5 million aggregate principal amount of Series C Senior Notes bearing interest at 8.78%.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2016:

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  on a consolidated historical basis; and

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  on an as adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of the estimated net proceeds therefrom as set forth under "Use of Proceeds," assuming no exercise of the underwriters' option to purchase additional shares.

        This table is derived from, should be read together with, and is qualified in its entirety by reference to, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

	As of December 31, 2016
	Historical	As Adjusted
	(in millions)
Cash and cash equivalents	$4.5	$14.3

Debt:
Revolving credit facility(1)	$—	—
Series A Senior Notes(2)	54.0	36.2
Series B Senior Notes(3)	40.5	29.7
Series C Senior Notes(4)	40.5	$29.7

Total long-term debt	$135.0	$95.6

Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 75,839,998 shares outstanding as of December 31, 2016; 119,381,665 shares outstanding as adjusted(5)	$0.1	0.1
Additional paid-in capital	583.7	633.9
Retained earnings (deficit)	(220.4)	(221.1)
Accumulated other comprehensive income (loss)	—	—

Total equity	$363.4	412.8

Total capitalization	$498.4	$508.4

(1)
Our revolving credit facility, which matures on October 31, 2018, provides for loan commitments of up to $35 million from a group of financial institutions. As of March 14, 2017, we had $0.5 million of borrowings outstanding under our revolving credit facility, consisting solely of $0.5 million in letters of credit issued thereunder.

(2)
As of March 14, 2017, the aggregate principal amount of our Series A Senior Notes outstanding was $51.8 million. Our Series A Senior Notes currently bear interest at 7.73%. In February 2017, we paid a total of $2.2 million to noteholders of our Series A Senior Notes in connection with the sale of an asset.

(3)
As of March 14, 2017, the aggregate principal amount of our Series B Senior Notes outstanding was $38.85 million. Our Series B Senior Notes currently bear interest at 8.63%. In February 2017, we paid a total of $1.65 million to noteholders of our Series B Senior Notes in connection with the sale of an asset.

(4)
As of March 14, 2017, the aggregate principal amount of our Series C Senior Notes outstanding was $38.85 million. Our Series C Senior Notes currently bear interest at 8.78%. In February 2017, we paid a total of $1.65 million to noteholders of our Series C Senior Notes in connection with the sale of an asset.

(5)
Excludes 3,531,418 shares of restricted stock not considered outstanding for financial statement purposes.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "IPI." The following table shows, for the periods indicated, the high and low sales prices for our common stock, as reported on the NYSE, as well as the dividend paid per share in such period.

	Price Per Share of Common Stock
			Dividends Per Share
	High	Low
2017
First quarter (through March 14, 2017)	$2.48	$1.41	N/A
2016
First quarter	$3.26	$0.65	N/A
Second quarter	$1.83	$0.85	N/A
Third quarter	$1.68	$1.05	N/A
Fourth quarter	$3.04	$0.93	N/A
2015
First quarter	$15.09	$10.92	N/A
Second quarter	$13.24	$10.85	N/A
Third quarter	$12.02	$5.35	N/A
Fourth quarter	$7.14	$2.63	N/A

        On March 14, 2017, the last sales price of our common stock as reported on the NYSE was $1.43 per share.

        The number of shareholders of record of our common stock was approximately 73 as of March 14, 2017.

DIVIDEND POLICY

        We currently intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our unsecured credit facility and other financing agreements at the time such a payment is considered.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is limited to Non-U.S. Holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  persons that own, or are deemed to own, actually or constructively more than five percent of our common stock;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  "qualified foreign pension funds" as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

  •
  tax-qualified retirement plans.

        If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

 Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        As described in the section entitled "Dividend Policy" we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess distribution will be treated as capital gain and will be subject to the treatment described below under "—Sale or Other Taxable Disposition." Any such distributions would also be subject to the discussions below regarding backup withholding and FATCA.

        Subject to the discussion below regarding a dividend received by a Non-U.S. Holder that is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, dividends paid to a Non-U.S. Holder on our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items) that are attributable to such dividend income. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a United States real property interest ("USRPI") by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items) that are attributed to such gain.

        A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder in the taxable year of the disposition (even though the individual is not considered a resident of the United States).

        With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock is "regularly traded on an established securities market," a Non-U.S. Holder will be subject to U.S. federal net income tax on a disposition of our common stock only if the Non-U.S. Holder actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder's holding period) more than 5% of our common stock. If our common stock is not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such holder (regardless of the percentage of stock owned) generally would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock and generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such sale.

        Non-U.S. Holders should also consult their tax advisors (i) with respect to the application of the foregoing rules to their ownership and disposition of our common stock and (ii) regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement, dated March 15, 2017, between us and Cantor Fitzgerald & Co. as the sole book-running manager of this offering, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us, the shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Cantor Fitzgerald & Co.	43,541,667

Total	43,541,667

        The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.

        Cantor Fitzgerald & Co. is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

        Cantor Fitzgerald & Co. has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.0278 per share of common stock.

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay Cantor Fitzgerald & Co. and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of Cantor Fitzgerald & Co.'s option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public Offering Price	$1.20	$1.20	$52,250,000.40	$60,087,500.40
Underwriting Discounts and Commissions	$0.0463	$0.0463	$2,015,979.18	$2,318,376.06
Proceeds, before expenses, to us	$1.1537	$1.1537	$50,234,021.22	$57,769,124.34

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $250,000. We also have agreed to reimburse the underwriter for certain expenses incurred by it in connection with this offering in an amount up to an aggregate of $20,000. In accordance with FINRA Rule 5110, this reimbursed expense is deemed underwriting compensation for this offering.

Listing

        Our common stock is listed on the New York Stock Exchange under the trading symbol "IPI."

Stamp Taxes

        If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

        We have granted Cantor Fitzgerald & Co. an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 6,531,250 additional shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

No Sales of Similar Securities

        We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

  •
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

  •
  otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially; or

  •
  publicly announce an intention to do any of the foregoing for a period of 90 days, or 60 days in the case of any executive officer or director not participating in the offering, after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co.

        This restriction terminates after the close of trading of the common stock on and includes the 90th or 60th day, as applicable, after the date of this prospectus supplement.

        Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90- or 60-day period, as applicable, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

        The underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

        "Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

        A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

        A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

        Cantor Fitzgerald & Co. and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Cantor Fitzgerald & Co. and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates for which they received or may in the future receive, customary fees and expenses. Under the terms of our senior notes, in December 2016, we engaged Cantor Fitzgerald & Co. to assess, evaluate and assist in pursuing potential strategic alternatives available to us, as we determine to be appropriate. These potential strategic alternatives could include, but are not limited to, continuing our current operating plan, equity offerings or balance sheet restructurings, merger and acquisition opportunities, partnership or joint venture opportunities, entering into new or complementary businesses, or a sale of Intrepid of some or all of our assets. This evaluation is ongoing.

        In the ordinary course of their various business activities, Cantor Fitzgerald & Co. and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Cantor Fitzgerald & Co. or its affiliates has a lending relationship with us, it routinely hedges its credit exposure to us consistent with its customary risk management policies. Cantor Fitzgerald & Co. and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. Cantor Fitzgerald & Co. and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

Canada

        This prospectus supplement constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offence.

        Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

        The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Representations of Purchasers

        Each Canadian investor who purchases the common stock will be deemed to have represented to the Company and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

        This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

        You confirm and warrant that you are either:

  •
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  •
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  •
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

        To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

        You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

        This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

        The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  •
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  •
  where no consideration is given for the transfer; or

  •
  where the transfer is by operation of law.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals", each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        Latham & Watkins LLP, Houston, Texas will pass upon the validity of the shares of our common stock offered hereby. Certain legal matters will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Intrepid Potash, Inc. and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting of Intrepid Potash, Inc. as of December 31, 2016, have been incorporated by reference into this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports are incorporated by reference into this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

        Certain information with respect to our mineral reserves have been derived from the reports of Agapito Associates, Inc., an independent mineral reserve evaluation engineering consultant, and has been included and incorporated by reference herein upon the authority of such firms as experts with respect to matters covered by such reports and in giving such reports.

PROSPECTUS

INTREPID POTASH, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

        We may offer to sell from time to time in one or more offerings up to an aggregate of $300,000,000 of our common stock, preferred stock, debt securities (which may be guaranteed by one or more of our subsidiaries), warrants or any combination of the foregoing.

        This prospectus provides you with a general description of the securities that may be offered hereby. Each time we sell securities pursuant to this prospectus, a prospectus supplement to this prospectus will be provided that contains specific information about the offering and the specific terms of the securities offered, such as the amounts and prices. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "IPI."

        Investing in our securities involves a high degree of risk. You should carefully consider the "Risk Factors" on page 1 of this prospectus, and in any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities may be offered directly by us, or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

The date of this prospectus is June 3, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated By Reference" before you make an investment decision.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

        This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus to "Intrepid," the "Company," "we," "us" and "our" are to Intrepid Potash, Inc. and its consolidated subsidiaries. The term "you" refers to a prospective investor.

i

RISK FACTORS

        An investment in our securities involves significant risks. Before you invest in any of our securities, you should carefully consider the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

THE COMPANY

        We are the only producer of muriate of potash ("potassium chloride" or "potash") in the United States and one of two producers of langbeinite ("sulfate of potash magnesia"), which we market and sell as Trio®. We also produce salt and magnesium chloride from our potash mining processes.

        We produce potash at three solution mining facilities and two conventional underground mining facilities. Our solution mining production comes from our HB mine near Carlsbad, New Mexico, a solar solution mine near Moab, Utah and a solar brine recovery mine in Wendover, Utah. Our conventional production comes from our underground West and East mines near Carlsbad, New Mexico. We also operate the North compaction facility near Carlsbad, New Mexico, which services the West and HB mines. Trio® production comes from underground conventional mining of a mixed ore body that contains both potash and langbeinite, which is mined and processed at the East facility near Carlsbad, New Mexico.

        Our principal offices are located at 707 17th Street, Suite 4200, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Our website address is www.intrepidpotash.com. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other filings with the SEC, and does not form a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, the documents incorporated by reference or our other public statements include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this prospectus, the documents incorporated by reference or our other public statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements about our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, among other things. In some cases, you can identify these statements by words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," and "continue." Forward-looking statements are only predictions based on our current knowledge, expectations, and projections about future events. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions which are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus. In addition, new risks emerge from time to time. It is not possible for our management to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements we may make. We urge you to consider the risks and uncertainties described in "Risk Factors" in the documents incorporated by reference in this prospectus, in any prospectus supplement and in the documents incorporated by reference therein.

        In light of these risks, uncertainties, and assumptions, actual results could differ materially and adversely from those anticipated or implied in these forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make in those annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K which we incorporate by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

			Year Ended December 31,
	Three Months Ended March 31, 2016
			2015		2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	(5.5	)(2)	(40.4	)(2)	2.1	4.6	62.0	73.0

(1)
The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed on indebtedness, capitalized interest, amortization of debt expense, and interest within rent expense.

(2)
The ratio of earnings to fixed charges for the year ended December 31, 2015 and the three months ended March 31, 2016 was less than 1:1. We would have needed to generate additional earnings of approximately $375.0 million for the year ended December 31, 2015 and approximately $18.5 million for the three months ended March 31, 2016 to achieve a ratio of 1:1 in the respective periods.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

        We currently intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our unsecured credit facility and other financing agreements at the time such a payment is considered.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the restated certificate of incorporation and amended and restated bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Authorized Capital Stock

        Our authorized capital stock consists of:

  •
  100,000,000 shares of common stock, par value $0.001 per share; and

  •
  20,000,000 shares of preferred stock, par value $0.001 per share.

        As of May 20, 2016, we had 76,049,156 shares of common stock (including unvested shares of restricted stock), and no shares of preferred stock, outstanding.

Common Stock

        The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law.

        Voting Rights.    Each holder of common stock is entitled to one vote per share on all matters to be voted on by stockholders except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Except as otherwise required by law, NYSE rules or our organization documents, matters to be voted on by stockholders must be approved by the vote of a majority of the votes cast with respect to the matter. Except as otherwise required by the Delaware General Corporation Law, or the DGCL, our restated certificate of incorporation or the voting rights granted to any preferred stock we subsequently issue, the holders of outstanding shares of common stock and preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by our stockholders.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to declare dividends and only then at the times and in the amounts that our board of directors may determine.

        Right to Receive Liquidation Distributions.    Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debts and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Other Provisions.    Holders of our common stock have no redemption, preemptive, subscription or conversion rights.

Preferred Stock

        Our board of directors is authorized, without further stockholder approval, except as may be required by applicable NYSE rules, to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. No shares of preferred stock are presently outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

        Some provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could make the following transactions more difficult:

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  acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

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  removal of our incumbent officers and directors.

        These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the DGCL. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Special Stockholder Meetings.    Under our restated certificate of incorporation and amended and restated bylaws, only our board of directors is able to call special meetings of stockholders.

        Election and Removal of Directors.    Our restated certificate of incorporation and our amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Under our restated certificate of incorporation and amended and restated bylaws, our board is classified into three classes of directors and, under our amended and restated bylaws, directors are elected by a majority of the votes cast in each election. Only one class of our directors stands for election at each annual meeting, and directors are elected to serve three-year terms. In addition, our restated certificate of incorporation and amended and restated bylaws provide that vacancies and newly created directorships on the board of directors are filled only by a majority of the directors then serving on the board (except as otherwise required by law). Our restated certificate of incorporation provides that directors may be removed only for cause.

        Undesignated Preferred Stock.    The authorization of undesignated, or "blank check," preferred stock would make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        No Stockholder Action by Written Consent.    Our restated certificate of incorporation does not permit stockholders to act by written consent without a meeting.

        No Cumulative Voting.    Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation's certificate of incorporation authorizes cumulative voting. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder is not able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover.

        These and other provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE under the symbol "IPI."

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

        We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

  •
  the title of the series of the offered debt securities;

  •
  the price or prices at which the offered debt securities will be issued;

  •
  any limit on the aggregate principal amount of the offered debt securities;

  •
  the date or dates on which the principal of the offered debt securities will be payable;

  •
  the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

  •
  if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

  •
  the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

  •
  the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

  •
  the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

  •
  the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

  •
  the denominations in which the offered debt securities will be issued;

  •
  the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

  •
  if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders' rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

  •
  whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

  •
  any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

  •
  whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

  •
  whether the offered debt securities will be senior or subordinated debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

  •
  any other specific terms of the offered debt securities.

Guarantees

        Any debt securities may be guaranteed by one or more of our subsidiaries. Any guarantees under any series of debt securities will be described in the prospectus supplement relating thereto.

        Intrepid Potash, Inc., as the parent company, has no independent assets or operations, and the Company's operations are conducted solely through its subsidiaries. Cash generated from operations is held at the parent company level as cash on hand and short- and long-term investments. In the event that Intrepid Potash-Moab, LLC, Intrepid Potash-New Mexico, LLC and Intrepid Potash-Wendover, LLC (collectively, the "Subsidiary Guarantors") guarantee the debt securities described in this prospectus, such guarantees will be full and unconditional and will constitute the joint and several obligations of the Subsidiary Guarantors. Each of the Subsidiary Guarantors is a 100% directly or indirectly owned subsidiary of the Company, and the other subsidiaries of the Company (other than the Subsidiary Guarantors) are minor. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law. None of the assets of the Company or the Subsidiary Guarantors represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued with other securities and the related debt securities, preferred stock or common stock will be separately transferable;

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  the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the nature and number of securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby:

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  directly to purchasers;

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  through agents;

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  through dealers;

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  through underwriters;

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  through a combination of any of the above methods of sale; or

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  through any other methods described in a prospectus supplement.

        We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.intrepidpotash.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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  our Annual Report on Form 10-K for the year ended December 31, 2015;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

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  our Current Reports on Form 8-K filed with the SEC on January 19, 2016, March 23, 2016, March 24, 2016, May 9, 2016 and May 26, 2016 and

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  the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 16, 2008, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
Attn: Investor Relations

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Intrepid Potash, Inc. and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting of Intrepid Potash, Inc. as of December 31, 2015, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports are incorporated by reference into this prospectus, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2015 consolidated financial statements contains an explanatory paragraph that states that the Company anticipates that due to current market conditions they may not meet their current debt covenant requirements in 2016, which could result in the acceleration of debt maturities and other remedies pursuant to the terms of the debt, which raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

        Information about the estimated quantities of our proven and probable reserves as of December 31, 2015, that has been incorporated by reference into this prospectus is based upon reserve reports prepared by us and reviewed and analyzed by Agapito Associates, Inc., independent engineering reserve consultants, based on mine plans and other data furnished by us.

43,541,667 Shares

Intrepid Potash, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor Fitzgerald & Co.

March 15, 2017